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                                  EXHIBIT 32.1


                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the accompanying Annual Report on Form 10-KSB of Hi-Shear Technology Corporation for the year ended May 31, 2005, I, George W. Trahan, President, Chief Executive Officer and Co-chairman of Hi-Shear Technology Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

         (1) such Annual Report on Form 10-KSB for the year ended May 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in such Annual Report on Form 10-KSB for the year ended May 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Hi-Shear Technology Corporation.


                           /s/ George W. Trahan
                           --------------------------------------
                           George W. Trahan
                           President, Chief Executive Officer and Co-chairman

September 13, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hi-Shear Technology Corporation and will be retained by Hi-Shear Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.